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                                                                   EXHIBIT 23.6

CONSENT OF FINANCIAL ADVISOR

We consent to the references to our firm under the caption "Opinions of Park Meridian's Financial Advisors" in the Registration Statement on Form S-4 being filed with the Securities and Exchange Commission by Regions Financial Corporation in connection with the proposed merger of Park Meridian Financial Corporation with and into Regions Financial Corporation, pursuant to an Agreement and Plan of Merger dated June 26, 2001.


                                  THE ORR GROUP
                         By: /s/ Laney G. Orr, III
                             -----------------------
                                Laney G. Orr, III

August 30, 2001